Exhibit 99.1

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Review of Business Strategy and Results

2nd Quarter 2005

[LOGO]

www.FieldstoneInvestment.com

Disclaimer	[LOGO]

FORWARD-LOOKING STATEMENTS

This presentation may contain “forward-looking statements” within the meaning of the federal securities laws and, if so, are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone’s ability to control or predict, including but not limited to (i) Fieldstone’s ability to successfully implement its portfolio strategy; (ii) interest rate volatility and the level of interest rates generally; (iii) the sustainability of loan origination volumes; (iv) continued availability of credit facilities for the origination of mortgage loans; (v) the ability to sell or securitize mortgage loans; (vi) deterioration in the credit quality of Fieldstone’s loan portfolio; (vii) the nature and amount of competition; (viii) the impact of changes to the fair value of our interest rate swaps on our net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (ix) other risks and uncertainties outlined in Fieldstone Investment Corporation’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 16, 2005, its annual report on Form 10-K filed with the SEC on March 25, 2005 and other documents filed by Fieldstone from time to time with the SEC. Neither Fieldstone nor any of its affiliates undertakes any obligations to revise publicly any forward-looking statements to reflect subsequent events or circumstances.

REGULATION G DISCLOSURES

Information on core net income, core income before taxes, core earnings per share (diluted), core net interest income after provision, core book value per share, pre-tax margin on non-conforming loans sold, REIT taxable income and REIT taxable income per share appearing elsewhere in this presentation may fall under the SEC’s definition of “non-GAAP financial measures.” Management believes the core financial measures are useful because they include the current period effects of Fieldstone’s economic hedging program but exclude the non-cash mark to market derivative value changes.  The portion of the non-cash mark to market amounts excluded from the core financial measures that ultimately will be a component of future core financial measures depends on the level of actual interest rates in the future.  Management believes the presentation of pre-tax margin on non-conforming loans sold provides useful information to the investors because it discloses the total economic contribution to the company from the sale of non-conforming loans.  Management believes the presentation of REIT taxable income and REIT taxable income per share provides useful information to investors regarding the annual distribution to our investors. As required by Regulation G, a reconciliation of each of these core financial measures to the most directly comparable measure under generally accepted accounting principles (GAAP) is available on Fieldstone’s website at www.FieldstoneInvestment.com.

Corporate Structure and Strategy

Fieldstone Investment Corporation

Mortgage REIT on NASDAQ: FICC

•                  $569 million shareholders’ equity

•                  $4.8 billion portfolio of Fieldstone’s loans

•                  Portfolio financed with $4.0 billion of MBS

•                  Pays dividends of portfolio earnings, pre-tax

•                  Dividends since inception of $2.06 per share

•                  Expect 2005 dividends of $1.98 to $2.04 per share

100% ownership

Fieldstone Mortgage Company

Taxable REIT Subsidiary

Established in 1995

Non-Conforming Division	Conforming Division

• Originated $6.2 billion in 2004	• Originated $1.3 billion in 2004
• Originated $1.6 billion in 2Q of 2005	• Originated $381 million in 2Q of 2005
• Average FICO 653 over-all	• Mix of wholesale (75%) and retail (25%) orig’s
• Mix of wholesale (90%) and retail (10%) orig’s	• All loans sold for cash gains on sale
• 46% funded by REIT for investment portfolio
• Sell non-portfolio loans for cash gains on sale
• Interim servicing and initial loan set up

Fieldstone’s Investment Proposition

•                  REIT / TRS business model for stable income over time:

•                  Investment Portfolio already $4.8 B, target $7.0 B in 2006, 13:1 leverage

•                  TRS with national franchise, originating approximately $6.0 B N-C loans / year

•                  Retain cash gains from TRS sales of excess loan originations

•                  Experienced Portfolio Management:

•                  Manage liquidity, interest rate, yield curve and prepayment risk

•                  Cash flow immediately from limited leverage and no NIM sales

•                  ARM loans primarily, hedge 2/28’s with swaps

•                  Issue MBS for life-of-loan match funding, current cash flow

•                  Retain own loans for high quality and low basis in portfolio

•                  CEO first managed REIT mortgage portfolio in 1988

•                  Market Opportunity:

•                  Borrowers transition to N-C / Alt-A as debt ratios rise

•                  N-C lending based on RE values, not falling interest rates

•                  Fieldstone focuses on growing owner-occupied purchase sector

•                  Residential real estate values will continue to increase over time:

•                  RE prices supported by strong demand, limited supply

•                  Fieldstone’s average properties are ~ $241,000, $364,000 in CA

National Non-Conforming Originations

[GRAPHIC]

•                  52 offices in 20 states

•                  203 wholesale AEs, 4,200 brokers

•                  105 retail LOs

Fieldstone Portfolio as of June 30, 2005

Collateral Characteristics

Average Credit Score	650
Hybrid ARMs	98.1%
Average Current Coupon	6.9%
Average Gross Margin	5.7%
Prepayment Fee Coverage	87.2%
Full Income Documentation	46.2%
Interest Only Loans	60.9%
Purchase Transactions	60.3%
Primary Residences	94.0%
Weighted Average LTV	82.2%
-LTV>90%	3.9%
- Weighted Average CLTV	92.6%
State Concentration-California	44.6%
Average Loan Size	$191,200
-Avg. Property Value	$240,696
-Avg. Property Value-CA	$363,652

Investment Portfolio Growth ($ millions)

[CHART]

Credit Score Distribution

[CHART]

Fieldstone’s Financial Highlights

Core Earnings ($ thousands, except per share data)

	2Q 2005	1Q 2005

Net int income after provision	$39,888	$43,693
Net cash settlements rec’d (paid)	2,655	(286)
Core net int income after provision	42,543	43,407

Other income (excludes MTM)	144	393
Gains on sales of mtg loans, net	27,254	9,669
Total revenues	69,941	53,469
Total expenses	32,045	32,934
Core income before income taxes	37,896	20,535
Income tax (expense) benefit	(2,734)	941
Core net income	$35,162	$21,476

Core earnings per share (diluted)	$0.72	$0.44

MTM gain (loss) swaps & caps	(12,087)	20,628
Net income	$23,075	$42,104

Earnings per share (diluted)	$0.47	$0.87

Book value per share	$11.66	$11.64
Core book value per share	$11.13	$10.87

Investment Portfolio ($ millions)

[CHART]

GAAP Revenue Components ($ thousands)

[CHART]

Fieldstone’s REIT Dividends

•                   Fieldstone intends to pay to its shareholders all its REIT taxable income

Fieldstone’s Dividend History

Quarter	Portfolio	Record Date	Dividend / Share
1Q	$2.1 billion	5-14-2004	$0.07
2Q	$3.2 billion	8-13-2004	$0.24
3Q	$4.1 billion	11-12-2004	$0.34
4Q	$4.8 billion	12-30-2004	$0.44
Total 2004			$1.09
1Q	$5.1 billion	4-20-2005	$0.47
2Q	$4.8 billion	7-20-2005	$0.50
Total 2005			$0.97

•                  Dividend guidance for 2005 of between $1.98 and $2.04 per share

•                  Distribute initially approximately 85% of the year’s taxable income

•                  Distribute the remaining balance of taxable income in the next year

•                  carried approximately $0.20 to $0.22 into 2005

•                  expect to carry approximately $0.33 to $0.43 into 2006

Fieldstone’s REIT Taxable Income

•                  Fieldstone’s estimated 2004 REIT taxable income was approx. $63 MM, which differs from GAAP pre-tax net income:

	2004	YTD 6/30/05

GAAP Pre-Tax Net Income	$69.5	$67.0
• GAAP provision for loan losses in excess of charge-offs are not deductible for tax accounting	21.1	8.0

• Origination expenses recognized for GAAP are deferred for tax accounting	9.9	6.6

• Non-cash mark to market of swaps and cap are recognized for GAAP but not for tax accounting	(22.1)	(8.5)

• TRS pre-tax net income is not included in REIT income	(10.1)	(5.3)

• Other GAAP and tax differences	(4.9)	0.7

Estimated REIT Taxable Income	$63.4	$68.5

•                  Impact greatest as REIT investment portfolio is built, before losses occur

•                  After tax income of the TRS is retained until a dividend of TRS income is paid to the REIT, and then it is distributed to REIT shareholders

Life of Pool ARM Portfolio: Positive All-In Returns

Components of Net Income - Series 2005-2

[CHART]

ROA Analysis: 2Q 2005 Portfolio

Existing Portfolio

YTD 6/30/2005
Avg. Balance of Portfolio	$4.74 billion
Interest Income:
Weighted Average Coupon	6.66%
ARM Margin Reset
Prepayment Fee Income	0.65%
Deferred Origination Cost Amor.	(0.45)%
Total Interest Income (a)	6.86%

Funding Costs as % of Principal Balance:
30 day Libor & SWAP Net Cash Settlement	2.61%
Bond spread over LIBOR	0.49%
Deferred Issuance Cost Amor.	0.18%
Total Core Funding Costs (b)	3.28%

Net Interest Margin pre Loss Prov. (a-b)	3.58%

Loan Loss Provision	(0.48)%
Net Interest Margin net of Loss Prov.	3.10%

Servicing Costs	(0.17)%
Annualized Cost to Produce Amort.	(1.61)%
Total Costs	(1.78)%

ROA estimate	1.32%

Non-Conforming Hybrid ARM Mortgage -
Initial Gross Interest Margin (prior to ARM re-set)

2 Year Hybrid Gross Int. Margin

[CHART]

•                  Initial Coupon on 2 year hybrid ARM mortgages will re-set after 24 months.

•                  Interest rate will reset to a “margin” of 5% to 6% over 6 month LIBOR.

•                  “Periodic cap” of 3% on the initial rate reset, 1% each reset every six months and 6% life cap.

•  Source: Bloomberg

ROA Life of Pool Analysis: Forward Libor Curve

Multistage ROA / Forward LIBOR
Series 2005-2	1 Mo LIBOR	Forward	Orig. Expense	2.36%
	6 Mo LIBOR	Forward	Life Losses	3.00%
	Merrill Lynch Cash Flows		WAL	2.35
	120% PPC

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Wtd Avg

Balance	883,295,801	606,259,134	316,674,769	187,721,580	114,743,151	70,814,768	44,175,718
Factor	91	63	33	19	12	7	5
WAC (Avg)	7.17	7.29	9.01	9.64	9.65	9.63	9.57	7.92
Prepayment Fee Income	0.56	0.86	0.17	0.00	0.00	0.00	0.00	0.48
Deferred Origination Cost Amor.**	(0.46)	(0.46)	(0.46)	(0.46)	(0.46)	(0.46)	(0.46)	(0.46)
Total Interest Income	7.26	7.68	8.72	9.18	9.19	9.17	9.11	7.94
1-Month LIBOR	3.99	4.28	4.33	4.43	4.52	4.59	4.66	4.21
Net Cash Settlemnt - Swaps/Caps	(0.08)	(0.34)	(0.04)	0.00	0.00	0.00	0.00	(0.13)
LIBOR Based Financing Costs	3.91	3.94	4.29	4.43	4.52	4.59	4.66	4.08
Bond Spread over LIBOR	0.25	0.44	0.62	0.66	0.62	0.86	0.85	0.44
Deferred Issuance Cost Amor.	0.16	0.16	0.16	0.16	0.16	0.16	0.16	0.16
Total Funding Costs	4.31	4.54	5.06	5.25	5.30	5.61	5.67	4.68
Net Interest Margin pre Loss Prov.	2.95	3.14	3.66	3.93	3.89	3.56	3.44	3.26
Loan Loss Provision	0.05	0.94	2.83	3.15	4.43	5.18	0.00	1.34
Net Interest Margin net of Loss Prov.	2.90	2.20	0.84	0.77	(0.54)	(1.62)	3.44	1.93
Servicing Costs	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22
Annualized Current Orig. Costs	1.27	0.00	0.00	0.00	0.00	0.00	0.00	0.51
ROA estimate	1.41	1.99	0.62	0.56	(0.76)	(1.84)	3.22	1.20
Leverage (Target)								13
ROE estimate (13x)								21.5

* Non-GAAP analysis of Hybrid ARM Pool returns over time *

Hybrid Loans Funded with LIBOR Based Debt Fieldstone Portfolio Hedging Program

Portfolio Weighted Average Swap Rate vs. Forward LIBOR Curve

[CHART]

Prepayment Summary

FIC 2003 Vintage: 1-month CPRs

[CHART]

FIC 2004 Vintage: 1-month CPRs

[CHART]

Non Conforming Loan Sale Economics

Percent of Principal Balance Sold:	2004	YTD 6/30/05
Gross Premiums from Whole Loan Sales, net of Hedging Gains and Losses	2.93%	3.09%
Fees Collected net of Premiums Paid	0.12%	0.01%
Net Interest Margin*	0.57%	0.69%
Provision for Losses - Loans Sold	(0.37)%	(0.32)%
	3.25%	3.47%
Less:
Capitalized Origination Costs (FAS 91)	(0.76)%	(0.75)%
Other Origination Costs	(2.08)%	(1.76)%
	(2.84)%	(2.51)%
Pre-Tax Margin on NCF Loans Sold	0.41%	0.96%

(*)   Net interest margin is the net interest income on loans held for sale divided by loans sold.

Market Conditions and Opportunity

•                  Non-conforming credit mortgage market is stable and growing

•                  Growing market as consumer debt and interest rates rise

•                  Prime borrowers “transition” with higher payments and debt ratios

•                  Originations based on real estate values not changes in interest rates

•                  Fixed Income market provides deep liquidity

•                  Wide demand for the asset class, supports whole loan sale prices

•                  Spreads of investment grade MBS are near historic tight margins

•                  If spreads widen, Fieldstone will benefit as an investor in its loans

•                  Residential Real Estate values have continued to increase

•                  Housing Market driven by increased demand, limited supply

•                  Purchase market growing: MBA estimate $1.6 T in 2006

•                  Positive total return opportunity in REIT investment portfolio

•                  Life-of-Pool returns on new ARM loans still attractive

•                  Forward rates, losses, prepayments and expenses modeled

•                  Ability to grow capital base and portfolio with TRS earnings

Fieldstone’s Origination Franchise

•                  Mortgage Loan Operations: driven by technology:

•                  On-Line loan pre-qual’s and submissions

•                  Electronic document delivery, funding and imaging

•                  New LOS to increase loans per person, lower orig. cost

•                  Established loan origination channels (in TRS):

•                  Focus on loan quality, customer service and operating efficiency

•                  Opportunistic product development

•                  Revenue-based commissions

•                  Quality-based incentives

•                  Cultivate a learning organization to enhance products, customer service and operating efficiencies

•                  Began loan originations in 1996

Quarterly Originations

[CHART]

Underwriting Philosophy

“Hardest place to deliver a bad loan”

•                  Rigorous appraisal review checklist:

•                  AVM screening of all loans

•                  Reviews:

•                  Enhanced desk reviews

•                  National firm field review or 2nd full appraisal

•                  Chain of title on purchase

•                  Local underwriting to prevent fraud

•                  SSN validation

•                  IRS form 4506 on full doc

•                  Proof of borrower identity

•                  Data Integrity from

•                  Fieldscore on-line pre-qual

•                  Loan origination system edits

•                  Borrower benefit analysis in writing on non-conforming refinances

•                  Quality Control Department tests monthly: 15% sample

•                  Investor and rating agency due diligence

•                  Production Manager compensation tied to loan performance

Credit Risk Management

Credit Score by Income Documentation Level
2Q 2005 Non-Conforming Originations

[CHART]

Credit Risk Management-Risk-Based Pricing

Portfolio Composition - Risk-Based Pricing

(as of June 30, 2005)

[CHART]

Weighted Average Coupon: 6.9%

Servicing Strategy

•                  Fieldstone performs key loan set-up and initial quality control functions on all loans

•                  Highly rated sub-servicer: Chase Home Finance, LLC

•                  Fitch:  RPS1- and RSS1- (primary subprime and special servicing, respectively)

•                  Moody’s:  SQ1 (subprime servicing)

•                  S&P: “STRONG” and on its select servicer list

•                  Wells Fargo Bank is engaged on securitizations as:

•                  Master Servicer

•                  Bond Administrative Agent

•                  Servicer Oversight

•                  Ultimately, Fieldstone will look to build or acquire a significant servicing capacity

•                  Will allow focus on special servicing, loss mitigation and product refinement

•                  Source of revenue, but will increase cost of servicing, at least temporarily

Loan Performance - Delinquencies

FIC 2003 Vintage Static Pool Delinquency Analysis 60+ Days Delinquent (OTS Method)	FIC 2004 Vintage Static Pool Delinquency Analysis 60+ Days Delinquent (OTS Method)

[CHART]	[CHART]

Loan Performance – Losses

FIC Pools vs. Industry Cumulative Losses
(as of June 30, 2005)

[CHART]

Portfolio Delinquency and Reserves

Portfolio Delinquency

Delinquency Status	Jun-05	% of UPB	Mar-05	% of UPB
Current	$4,467,490	92.52%	$4,768,154	93.65%
30 Days	226,477	4.69%	218,712	4.30%
60 Days	55,685	1.15%	41,156	0.81%
90 + Days	32,642	0.68%	19,606	0.39%
In Process of Foreclosure	46,275	0.96%	43,702	0.85%
Total	$4,828,569	100.00%	$5,091,330	100.00%
Total Delinquent (% of UPB)	7.48%		6.35%
60 + Days Delinquent (% of UPB)	2.79%		2.05%

Portfolio Reserve For Losses

	2Q 2005	1Q 2005
Beginning Balance	$26,379	$22,648
Plus: Provision	6,863	4,494
Less: Chargeoffs	(2,552)	(763)
Ending Balance	$30,690	$26,379
Loss reserve / total delinquencies	8.50%	8.16%
Loss reserve / 60+ days delinquent	22.80%	25.25%
Loss reserve / total portfolio	0.64%	0.52%

Warehouse and Securitization Financing

•                  Finance loans prior to securitization or sale with a diverse group of Wall Street and bank lenders with approximately $1.8 billion of committed lines

•                  Use mortgage-backed securities (MBS) to finance REIT portfolio

•                  Long-term financing for portfolio, no margin calls

•                  Securitizations cash flow from month one

•                  Not issuing “NIM” securities

•                  Retain non-inv. grade bonds

•                  Limited market risk of spread widening

•                  Have achieved highly efficient weighted average bond spread:

•                  LIBOR + 38 bps on 2005-2 (to the 10% call)

[GRAPHIC]

Fieldstone’s Investment Proposition

•                  REIT / TRS business model for stable income over time:

•                  REIT Portfolio already $4.8 B, target $7.0 B in 2006, 13:1 leverage

•                  TRS with national franchise, originating approximately $6.0 B N-C loans / year

•                  Portfolio net interest margin paid to shareholders on a pre-tax basis

•                  Retain cash gains from TRS sales of excess loan originations

•                  Strategic Portfolio Management:

•                  Manage liquidity, interest rate, yield curve and prepayment risk

•                  Cash flow immediately from limited leverage, no NIM sales

•                  ARM loans primarily, hedge 2/28’s with swaps

•                  Issue MBS for life-of-loan match funding, current cash flow

•                  Retain in portfolio high FICO loans for quality, with a low basis

•                  Experienced Management: experience through cycles:

•                  CEO first managed public REIT mortgage portfolio in 1988

•                  SVP / Portfolio Manager previously managed a $12 B fixed income portfolio, and began trading mortgages in 1991

•                  Senior Production management with 20+ years experience

•                  Chief Credit Officer has 25+ years as a non-conforming lender

Review of Business Strategy and Results

2nd Quarter 2005

[LOGO]

www.FieldstoneInvestment.com

FIELDSTONE INVESTMENT CORPORATION AND SUBSIDIARIES

Review of Business Strategy and Results - Non-GAAP Financial Measures

Regulation G Reconciliations

2nd Quarter 2005

(as of August 5, 2005)

Core income before income taxes, core net income, core earnings per share (diluted) and core book value per share:

Core income before income taxes, core net income, core earnings per share (diluted) and core book value per share appearing in the second quarter of 2005 presentation, “Review of Business Strategy and Results,” is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Management believes that the presentation of core income before income taxes, core net income, core earnings per share (diluted) and core book value per share provide useful information to investors because these measures exclude the non-cash mark to market gains or losses on interest rate swap and cap agreements.  The following table is a reconciliation of income before income taxes, net income and earnings per share (diluted) in the consolidated statements of operations and book value per share, presented in accordance with GAAP, to core income before income taxes, core net income, core earnings per share (diluted) and core book value per share.  The presentation of these core financial measures is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three Months Ended
(Dollars in 000’s, except share and per share data)	June 30, 2005	March 31, 2005
Core income before income taxes and core net income:
Income before income taxes	$25,809	41,163
Less: Mark to market (gain) loss on portfolio derivatives included in “Other income (expense) - portfolio derivatives”
Market to market interest rate swaps	11,788	(20,558)
Mark to market interest rate cap	299	(70)
Total mark to market on portfolio derivatives	12,087	(20,628)
Core income before income taxes	37,896	20,535
Provision for income tax (expense) benefit	(2,734)	941
Core net income	$35,162	21,476

Core earnings per share:
Net income	$23,075	42,104
Less: Dividends on unvested restricted stock	(176)	—
Income available to common shareholders	22,899	42,104
Less: Mark to market (gain) loss on portfolio derivatives	12,087	(20,628)
Core net income available to common shareholders	$34,986	21,476

Earnings per share - diluted	$0.47	0.87
Core earnings per share - diluted	$0.72	0.44

Diluted weighted average common shares outstanding	48,462,126	48,519,518

Core book value per share:
Equity at end of period	$569,196	568,616
Less: Cumulative mark to market (gain) loss on portfolio derivatives	(25,655)	(37,742)
Core equity at end of period	$543,541	530,874

Book value per share	$11.66	11.64
Core book value per share	$11.13	10.87

Shares outstanding at period end	48,835,876	48,835,876

Core net interest income after provision for loan losses:

Core net interest income after provision for loan losses appearing in the second quarter of 2005 presentation, “Review of Business Strategy and Results,” is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that the presentation of core net interest income after provision for loan losses provides useful information to investors because this measure includes the effect of the net cash settlements on the existing interest rate swap and cap agreements economically hedging the variable rate debt financing the portfolio of mortgage loans and the net cash settlements incurred or paid to terminate those derivatives prior to maturity.  Core net interest income after provision for loan losses does not include the net cash settlements incurred or paid to terminate swaps or caps related to loans ultimately sold. The following table is a reconciliation of net interest income after provision for loan losses in the consolidated statements of operations, presented in accordance with GAAP, to core net interest income after provision for loan losses. The presentation of core net interest income after provision for loan losses is not meant to be considered in isolation or as a substitute for GAAP.

	Three Months Ended
(Dollars in 000’s)	June 30, 2005	March 31, 2005
Net interest income after provision for loan losses	$39,888	43,693
Plus: Net cash settlements received (paid) on portfolio derivatives included in “Other income (expense) - portfolio derivatives”	2,655	(286)
Core net interest income after provision for loan losses	$42,543	43,407

Pre-tax margin on non-conforming loans sold:

Pre-tax margin on non-conforming loans sold appearing in the second quarter of 2005 presentation, “Review of Business Strategy and Results,” is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Management believes that the presentation of pre-tax margin on non-conforming loans sold provides useful information to investors because this measure discloses the total economic contribution to the Company from the sale of non-conforming loans.  The following table is a reconciliation of gains on sales of mortgage loans, net in the consolidated statements of operations, presented in accordance with GAAP, to pre-tax margin on non-conforming loans sold.  The presentation of pre-tax margin on non-conforming loans sold is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

(Dollars in 000’s)	Year Ended December 31, 2004	Six Months Ended June 30, 2005
Gains on sales of mortgage loans, net	$52,147	36,923
Less: Gains on sales of conforming mortgages, net	(9,440)	(3,520)
Plus: Net interest margin - non-conforming loans held for sale	12,575	11,356
Less: Total expenses - non-conforming loans held for sale	(46,148)	(28,906)
Pre-tax margin on non-conforming loans sold	$9,134	15,853

Non-conforming loans sold	$2,220,609	1,646,949

Pre-tax margin on non-conforming loans sold	0.41%	0.96%

Estimated REIT taxable income and REIT taxable income per share:

Estimated REIT taxable income and REIT taxable income per share appearing in the second quarter 2005 presentation, “Review of Business Strategy and Results,” are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Management believes that the presentation of estimated REIT taxable income and REIT taxable income per share provides useful information to investors regarding the estimated annual distributions to our investors.  The presentation of estimated REIT taxable income and REIT taxable income per share is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The following table is a reconciliation of pre-tax net income in the consolidated statements of operations, presented in accordance with GAAP, to estimated REIT taxable income for the year ended December 31, 2004, and the six months ended June 30, 2005.

(Dollars in 000’s)	Year Ended December 31, 2004	Six Months Ended June 30, 2005
Consolidated GAAP pre-tax net income	$69,530	66,972
Plus: Provision for loan losses in excess of actual charge-offs	21,056	8,042
Variance in recognition of net origination expenses	9,922	6,589

Less: Taxable REIT subsidiary pre-tax net income	10,091	5,253
Mark to market valuation changes on derivatives	22,079	8,541
Miscellaneous other	4,972	(665)
Estimated REIT taxable income	$63,366	68,474

The following table is a reconciliation of estimated pre-tax net income to estimated REIT taxable income and estimated basic earnings per share to estimated REIT taxable income per share for the year ended December 31, 2005.

(Dollars in millions, except share and per share data):	Year Ended December 31, 2005
Estimated consolidated GAAP pre-tax net income(*)	$83.5	to	92.5
Estimated GAAP to tax differences	19.0	to	16.7
Estimated REIT taxable income	$102.5	to	109.2

Estimated basic weighted average shares outstanding	48,580,000		48,580,000

Estimated basic earnings per share	$1.72	to	1.90

Estimated REIT taxable income per share	$2.11	to	2.25
2004 estimated undistributed REIT taxable income per share	0.20	to	0.22
2005 estimated total distributable REIT taxable income per share	2.31	to	2.47
2005 estimated dividends	1.98	to	2.04
2005 estimated undistributed REIT taxable income	$0.33	to	0.43

(*) Assumes zero mark to market valuation gains or losses in 2005 on the interest rate swap and cap agreements economically hedging the Company’s variable rate securitization financing. Any actual mark to market gains or losses reported in 2005 will be reversed from consolidated GAAP net income in the calculation of actual REIT taxable income.